THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT
              OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE
                  DISPOSED OF UNLESS REGISTERED UNDER THAT ACT
                 OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.


                            CENTENNIAL CELLULAR CORP.

                            Senior Subordinated Note
                                    Due 2009

$180,000,000                                                     January 7, 1999

          CENTENNIAL CELLULAR CORP., a Delaware corporation (the "Company"), for value received, hereby promises to pay to WCAS CAPITAL PARTNERS III, L.P. ("WCAS CP III"), or registered assigns, the principal sum of ONE HUNDRED EIGHTY MILLION DOLLARS ($180,000,000), on July 15, 2009, and to pay interest as provided in
Section 2 hereof until the principal amount hereof shall have become due and payable, whether at maturity or by acceleration or otherwise, and thereafter at the rate of 13% per annum on any overdue principal amount and (to the extent permitted by applicable law) on any overdue interest until paid.

          Subject to the provisions of Section 2 hereof, all payments of principal and interest on this Note shall be in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts. Such payments shall be subject to the limitations of (i) the Credit Agreement, dated as of January 7, 1999, among Centennial Cellular Corp., as guarantor, Centennial Cellular Operating Co. LLC, as borrower, Centennial Wireless PCS Operations Corp., as PR borrower, the other guarantors party thereto, Merrill Lynch & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as lead arrangers and syndication agents, NationsBank N.A., as co-arranger and administrative agent (the "Agent") and The Chase Manhattan Bank, as co-arranger and co-documentation agent, The Bank of Nova Scotia, as co-documentation agent, Morgan Stanley Senior Funding, Inc., as senior managing agent and the lenders from time to time party thereto, together with all related documents, including without limitation all guarantees, security agreements, pledge agreements, mortgages, other collateral documents and other agreements entered into in connection therewith or in connection with any restatement, renewal, extension, restructuring, refunding or refinancing thereof (collectively, the "Bank Credit Agreements"), and (ii) the Indenture, dated as of December 14, 1998, among Centennial Finance Corp. ("CFC"), a predecessor in interest to the Company, Centennial Cellular Operating Co. LLC ("Centennial LLC") and the Trustee (the "Trustee") named therein, relating to the 10 3/4% Senior Subordinated Notes due 2008 (the "High Yield Notes") issued by CFC and Centennial LLC, together with all related documents, including without limitation all guarantees, security agreements, pledge agreements, mortgages, other collateral documents and other agreements entered into in connection therewith or in connection with any restatement, renewal, extension, restructuring, refunding or refinancing thereof (collectively, the "High Yield Debt Agreements").

          On any Interest Payment Date (as defined herein) on or after January 6, 2004, the Company shall pay any amount of accrued original issue discount on this Note as shall be necessary to ensure that this Note shall not be considered an "applicable high yield discount obligation" within the meaning of Section 163(i) of the Internal Revenue Code of 1986, as amended, or any successor provision; provided, however, that each such payment shall only be made if also permitted under the Bank Credit Agreements and the High Yield Debt Agreements. The amount of principal payable on this Note shall be reduced by the amount of any accrued original issue discount that is paid pursuant to this paragraph.

          If any payment on this Note is due on a day which is not a Business Day, it shall be due on the next succeeding Business Day. For purposes of this Note, "Business Day" shall mean any day other than a Saturday, Sunday or a legal holiday or day on which banks are authorized or required to be closed in Chicago or New York.

          1. The Notes. This Note is issued pursuant to the Securities Purchase Agreement, dated as of December 29, 1998 (the "Purchase Agreement"), among CCW Acquisition Corp., a predecessor in interest to the Company, WCAS CP III and the several Purchasers named in Schedules I, II and III thereto. As used herein, the term "Note" or "Notes" includes the Senior Subordinated Note due 2009 of the Company originally so issued, any Senior Subordinated Notes due 2009 subsequently issued upon exchange or transfer thereof and all "Deferred Interest Notes" (as defined in Section 2(c) hereof).

          2. Interest.

          (a) Until the principal amount hereof shall have become due and payable, the Company shall pay interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from the date hereof on the unpaid principal amount hereof at the rate of 10% per annum quarterly in arrears on February 28, May 31, August 31 and November 30 of each year (each said day being an "Interest Payment Date"), commencing on May 31, 1999; provided, however, that the Company shall only be required to make cash interest payments on each Interest Payment Date (A) in accordance with paragraph (d) of this Section 2 or (B) to the extent that the Company has received on or prior to such Interest Payment Date (i) "Cash from Investment Interests" (as defined herein) during the prior three months or (ii) Cash from Investment Interests before the prior three months (but after the date of original issuance of this Note) if the amount of such Cash from Investment Interests exceeds the amount of interest paid in cash on the Notes on all prior Interest Payment Dates; provided, further, however, that each such payment shall only be made if also permitted under the Bank Credit Agreements and the High Yield Debt Agreements.

          (b) For purposes hereof, "Cash from Investment Interests" shall mean any dividends, distributions, interest payments or other periodic payments of cash received directly or indirectly by the Company from its "Investment Interests" (as defined in the Purchase Agreement); provided, however, that "Cash from Investment Interests" shall not include any proceeds received by the Company from the liquidation, sale, merger, consolidation, transfer or other disposition of any Investment Interests (any of the foregoing, a "Sale of Investment Interests").

          (c) To the extent that any portion of the amount of interest due hereon on any Interest Payment Date is not required to be paid in cash on any Interest Payment Date as provided in paragraph (a) above, any amount not so paid shall be multiplied by 1.3 (with the result that such unpaid interest shall have accrued at an effective rate of 13% instead of 10%), and the Company shall satisfy its obligation to pay such amount of interest by issuing to the holder hereof a deferred interest note or notes (the "Deferred Interest Notes"), dated as of such Interest Payment Date, in a principal amount equal to such unpaid amount of interest. The Deferred Interest Notes shall be in substantially the form hereof (except that they shall not contain the provision set forth in clause (i) of Section 3(b) hereof or the text set forth as the second paragraph immediately preceding Section 1 hereof) and shall bear an appropriate legend with respect to any original issue discount.

          (d) Upon any Sale of Investment Interests, the Company shall in good faith submit to the holders of the Notes (in form reasonably satisfactory to the holders of a majority in interest of the aggregate principal amount then outstanding under the Notes) a calculation of the Cash from Investment Interests that was directly or indirectly received from the Investment Interests so disposed of during the twelve months preceding such disposition (such amount, together with all other such amounts in respect of any other Investment Interests disposed of previously, being referred to herein as the "Cash from Sold Interests"). Thereafter, on each subsequent Interest Payment Date, in addition to the Cash from Investment Interests, the Company shall apply an amount equal to one-quarter of the Cash from Sold Interests to the payment in cash of interest on the Notes; provided, however, that each such payment shall only be made if also permitted under the Bank Credit Agreements and the High Yield Debt Agreements.

          3. Transfer, Etc. of Notes.

          (a) The Company shall keep at its office or agency maintained as provided in paragraph (a) of Section 11 a register in which the Company shall provide for the registration of this Note and for the registration of transfer and exchange of this Note. Subject to the provisions of paragraph (b) hereof, the holder of this Note may, at its option, and either in person or by its duly authorized attorney, surrender the same for registration of transfer or exchange at the office or agency of the Company maintained as provided in Section 11 and, without expense to such holder (except for taxes or governmental charges imposed in connection therewith), receive in exchange therefor a Note or Notes each in such denomination or denominations as such holder may request, dated as of the date to which interest has been paid on the Note or Notes so surrendered for transfer or exchange, for the same aggregate principal amount as the then unpaid principal amount of the Note or Notes so surrendered for transfer or exchange, and registered in the name of such person or persons as may be designated by such holder. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or shall be accompanied by a written instrument of transfer, satisfactory in form to the Company, duly executed by the holder of such Note or its attorney duly authorized in writing. Every Note so made and delivered in exchange for such Note shall in all other respects be in the same form and have the same terms as such Note. No transfer or exchange of any Note shall be valid unless made in the foregoing manner at such office or agency.

          (b) Notwithstanding anything to the contrary herein, the holder of this Note, by acceptance hereof, covenants and agrees that it shall not transfer this Note or any part of its right, title or interest in or to this Note to any third party (i) for a period of 180 days following the original date of issuance hereof and (ii) in any event, without the prior written consent of the Agent; provided, however, that the provisions of clause (ii) shall not apply to any transfer of this Note by the holder hereof to an affiliate, parent or subsidiary of such holder.

          4. Loss, Theft, Destruction or Mutilation of Note. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of any such loss, theft or destruction, upon receipt of an affidavit of loss from the holder thereof reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Note, the Company will make and deliver, in lieu of this Note, a new Note of like tenor and unpaid principal amount and dated as of the date to which interest has been paid on this Note.

          5. Persons Deemed Owners; Holders. The Company may deem and treat the person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue. With respect to any Note at any time outstanding, the term "holder", as used herein, shall be deemed to mean the person in whose name such Note is registered as aforesaid at such time.

          6. Prepayments.

          (a) Optional Prepayment. Subject to any applicable restrictions under the Bank Credit Agreements or the High Yield Debt Agreements, the Company may, at its option, prepay this Note without premium or penalty, as a whole at any time or in part from time to time in amounts which shall be integral multiples of $1,000,000.

          (b) Mandatory Prepayment on Change of Control. Subject to any applicable restrictions under the Bank Credit Agreements or the High Yield Debt Agreements, if at any time while this Note is outstanding a Change in Control (as hereinafter defined) shall occur, the Company shall prepay, without penalty or premium, all principal and interest then outstanding hereunder.

          (c) For purposes of this Section 6, a "Change in Control" shall be deemed to have occurred if:

          (i) any person or any persons acting together that would constitute a "group" (a "Group") for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision thereto, together with any affiliates or related persons thereof, other than any of the Purchasers named in the Purchase Agreement together with their respective affiliates, shall beneficially own (for purposes of Rule 13d-3 of the Exchange Act or any successor provision thereto) at least 50% of the aggregate voting power of all classes of voting capital stock of the Company; or

          (ii) any person or Group, together with any affiliates or related persons thereof, other than any of the Purchasers named in the Purchase Agreement together with their respective affiliates, shall succeed in having a majority of its or their nominees elected to the Board of Directors of the Company; or

          (iii) the Company is a party to any merger or consolidation with any other business entity, at the conclusion of which transaction the stockholders of the Company immediately prior to the transaction do not continue to hold a majority of the total voting capital stock of the successor entity, in substantially the same proportions, following such transaction; or

          (iv) the Company sells, leases, transfers or otherwise disposes of all or substantially all of its assets.

          (d) In the event of a Change in Control, the Company will promptly, in good faith, (i) seek to obtain any required consent of the holders of any "Senior Indebtedness" (as defined herein) to permit the prepayment contemplated by paragraph (b) above, or (ii) to the extent that it is permitted to do so pursuant to the Bank Credit Agreements and the High Yield Debt Agreements, repay some or all of such holders of Senior Indebtedness to the extent necessary (including, if necessary, payment in full of such Senior Indebtedness and payment of any prepayment premiums, fees, expenses or penalties) to permit the prepayment contemplated hereby without such consent.

          7. Notice of Prepayment and Other Notices. The Company shall give written notice of any prepayment of this Note or any portion hereof pursuant to
Section 6 not less than 30 nor more than 60 days prior to the date fixed for such prepayment. Such notice of prepayment and all other notices to be given to the holder of this Note shall be given by registered or certified mail to the person in whose name this Note is registered at its address designated on the register maintained by the Company on the date of mailing such notice of prepayment or other notice. Upon notice of prepayment being given as aforesaid, the Company covenants and agrees that it will prepay, on the date therein fixed for prepayment, this Note or the portion hereof, as the case may be, so called for prepayment, at the principal amount thereof so called for prepayment, together with interest accrued thereon to the date fixed for such prepayment. A prepayment of less than all of the outstanding principal amount of this Note shall not relieve the Company of its obligation to make scheduled payments of interest payable in respect of the principal remaining outstanding on the Interest Payment Dates.

          8. Allocation of All Payments. In the event of any partial payment of less than all of the interest then due on the Notes then outstanding or any prepayment, purchase, redemption or retirement of less than all of the outstanding Notes, the Company will allocate the amount of interest so to be paid and the principal amount so to be prepaid, purchased, redeemed or retired to each Note in proportion, as nearly as may be, to the aggregate principal amount of all Notes then outstanding.

          9. Interest After Date Fixed for Prepayment. If this Note or a portion hereof is called for prepayment as herein provided, this Note or such portion shall cease to bear interest on and after the date fixed for such prepayment unless, upon presentation for such purpose, the Company shall fail to pay this Note or such portion, as the case may be, in which event this Note or such portion, as the case may be, and, so far as may be lawful, any overdue installment of interest, shall bear interest on and after the date fixed for such prepayment and until paid at the rate per annum provided herein for overdue principal.

          10. Surrender of Note; Notation Thereon. Upon any prepayment of a portion of the principal amount of this Note, the holder hereof, at its option, may require the Company to execute and deliver at the expense of the Company (other than for transfer taxes, if any), upon surrender of this Note, a new Note registered in the name of such person or persons as may be designated by such holder for the principal amount of this Note then remaining unpaid, dated as of the date to which the interest has been paid on the principal amount of this Note then remaining unpaid, or may present this Note to the Company for notation hereon of the payment of the portion of the principal amount of this Note so prepaid.

          11. Covenants Relating to the Note. The Company covenants and agrees that so long as the Note shall be outstanding:

          (a) Maintenance of Office. The Company will maintain an office or agency in such place in the United States of America as the Company may designate in writing to the registered holder of this Note, where this Note may be presented for registration of transfer and for exchange as herein provided, where notices and demands to or upon the Company in respect of this Note may be served and where this Note may be presented for payment. Until the Company otherwise notifies the holder hereof, said office shall be the principal office of the Company located at 1305 Campus Parkway, Neptune, New Jersey 07753.

          (b) Payment of Taxes. The Company will promptly pay and discharge or cause to be paid and discharged, before the same shall become in default, all material lawful taxes and assessments imposed upon the Company or any of its subsidiaries or upon the income and profits of the Company or any of its material subsidiaries, or upon any property, real, personal or mixed, belonging to the Company or any of its material subsidiaries, as well as all material lawful claims for labor, materials and supplies which, if unpaid, would become a lien or charge upon such property or any part thereof; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been established in accordance with GAAP.

          (c) Corporate Existence. The Company will do or cause to be done all things necessary and lawful to preserve and keep in full force and effect its corporate existence, rights and franchises and the corporate existence, rights and franchises of each of its material subsidiaries; provided, however, that the Company shall not be required to preserve, with respect to itself, any right or franchise, and with respect to any material subsidiary, its existence or any such right or franchise, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of such entity.

          (d) Maintenance of Property. The Company will at all times maintain and keep, or cause to be maintained and kept, in good repair, working order and condition all significant properties of the Company and its subsidiaries used in the conduct of its business, and will from time to time make or cause to be made all needful and proper repairs, renewals, replacements, betterments and improvements thereto, so that its business may be properly and advantageously conducted at all times; provided, however, that nothing in this paragraph (d) shall prevent the Company from discontinuing any operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of the Company, desirable in the conduct of the business of such entity.

          (e) Insurance. The Company will, and will cause each of its subsidiaries to, (i) keep adequately insured, by financially sound and reputable insurers, all property of a character usually insured by corporations engaged in the same or a similar business similarly situated against loss or damage of the kinds customarily insured against by such corporations and (ii) carry, with financially sound and reputable insurers, such other insurance (including without limitation liability insurance) in such amounts as are available at reasonable expense and to the extent believed advisable in the good faith business judgment of the Company.

          (f) Keeping of Books. The Company will at all times keep, and cause each of its subsidiaries to keep, proper books of record and account in which proper entries will be made of its transactions in accordance with generally accepted accounting principles consistently applied.

          (g) Notice of Default. If any one or more events which constitute, or which with notice or lapse of time or both would constitute, an Event of Default under Section 13 shall occur, the Company shall, immediately after it becomes aware that any such event has occurred, give notice to the holder of this Note, specifying the nature of such event.

          (h) Financial Reporting. The Company shall furnish to the holder hereof:

          (i) within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal year and the related consolidated statements of operations, changes in stockholders' equity and changes in financial position of the Company and its subsidiaries for the fiscal year then ended, together with supporting notes thereto, certified without qualification as to scope of audit by a firm of independent certified public accountants of recognized national standing selected by the Board of Directors of the Company;

          (ii) within 45 days after the end of each quarter in each fiscal year (other than the last quarter in each fiscal year), a consolidated balance sheet of the Company and its subsidiaries and the related consolidated statements of operations, changes in stockholders' equity and changes in financial position of the Company and its subsidiaries for the quarter then ended, unaudited but certified by the principal financial officer of the Company, such balance sheet to be as of the end of such quarter and such statements of operations, changes in stockholders' equity and changes in financial position to be for such quarter and for the period from the beginning of the fiscal year to the end of such quarter, in each case subject to normal year-end adjustments;

          (iii) within 30 days after the end of each month in each fiscal year, a consolidated balance sheet of the Company and its subsidiaries and the related consolidated statement of operations for the month then ended, unaudited but certified by the principal financial officer of the Company, such balance sheet to be as of the end of such month and such statement of operations to be for such month and for the period from the beginning of the fiscal year to the end of such month, in each case subject to normal year-end adjustments;

          (iv) promptly upon filing, copies of all registration statements, prospectuses, periodic reports and other documents filed by the Company with the Securities and Exchange Commission; and

          (v) promptly, from time to time, such other information regarding the operations, business, affairs and financial condition of the Company or any subsidiary as the holder hereof may reasonably request, subject to such confidentiality agreements as the Company may reasonably request.

          (i) Consolidation, Merger and Sale. The Company will not consolidate or merge with or into, or sell or otherwise dispose of all or substantially all of its property to, any other corporation or other entity, unless:

          (i) in the event of any such transaction which constitutes a Change in Control (as defined in Section 6 hereof), and in connection with which the Company for any reason shall not prepay all principal and interest then outstanding under this Note (whether or not prepayment is restricted by the Bank Credit Agreements or the High Yield Debt Agreements), the Company shall have obtained the written consent of the holders of at least 66-2/3% of the aggregate principal amount then outstanding under the Notes;

          (ii) the surviving corporation or other entity (if other than the Company) shall expressly and effectively assume in writing the due and punctual payment of the principal of and interest on this Note, according to its tenor, and the due and punctual performance and observance of all the terms, covenants, agreements and conditions of this Note to be performed or observed by the Company to the same extent as if such surviving corporation had been the original maker of this Note; and

          (iii) the Company or such other corporation or other entity shall not otherwise be in default in the performance or observance of any covenant, agreement or condition of this Note or the Purchase Agreement.

          (j) Prohibition of Dividends. The Company will not pay any dividend or distribution in respect of its capital stock, payable in cash or other property, except for dividends or distributions of common stock of the Company.

          12. Modification by Holders; Waiver.

          (a) The Company may, with the written consent of the holders of not less than 66-2/3% in principal amount of the Notes then outstanding, modify the terms and provisions of this Note or the rights of the holders of this Note or the obligations of the Company hereunder, and the observance by the Company of any term or provision of this Note may be waived with the written consent of the holders of not less than 66-2/3% in principal amount of the Notes then outstanding; provided, however, that no such modification or waiver shall:

          (i) change the maturity of any Note, reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon without the consent of the holder of each Note so affected; or

          (ii) give any Note any preference over any other Note, including, without limitation, by amending the allocation provisions of Section 8 hereof; or

          (iii) reduce the percentage of principal amount outstanding under any Note, the consent of the holder of which is required for any such modification; or

          (iv) amend the provisions of Section 17 hereof in any manner adverse to the interests of the holder of this Note;

without the consent of the holder of each Note so affected.

          (b) Any such modification or waiver shall apply equally to each holder of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Company, whether or not such Note shall have been marked to indicate such modification or waiver, but any Note issued thereafter shall bear a notation referring to any such modification or waiver. Promptly after obtaining the written consent of the holders as herein provided, the Company shall transmit a copy of such modification or waiver to the holders of the Notes at the time outstanding.

          (c) Notwithstanding anything to the contrary herein, any modification of the Notes that adversely affects the holders of any Senior Indebtedness shall require the prior written consent of such holders (or any agent or trustee that is duly authorized to give such consent).

          13. Events of Default. Subject to the provisions of Section 17 of this Note (including without limitation clause (D) of paragraph (a) thereof), if any one or more of the following events, herein called "Events of Default," shall occur (for any reason whatsoever, and whether such occurrence shall, on the part of the Company or any of its subsidiaries, be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of a court of competent jurisdiction or any order, rule or regulation of any administrative or other governmental authority) and such Event of Default shall be continuing:

          (i) default shall be made in the payment of the principal of this Note when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment (in accordance with the requirements of Section 6) or by acceleration or otherwise;

          (ii) default shall be made in the payment of any installment of interest on this Note according to its terms when and as the same shall become due and payable and such default shall continue for a period of 10 days;

          (iii) default shall be made in the due observance or performance of any covenant, condition or agreement on the part of the Company contained in Section 11(i);

          (iv) default shall be made in the due observance or performance of any other covenant, condition or agreement on the part of the Company to be observed or performed pursuant to the terms hereof or of the Purchase Agreement, and such default shall continue for 30 days after written notice thereof, specifying such default and requesting that the same be remedied;

          (v) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Company or any of its subsidiaries in any involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar laws, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or any of its subsidiaries for any substantial part of any of their property or ordering the winding-up or liquidation of any of their affairs and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

          (vi) the commencement by the Company or any of its subsidiaries of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar laws, or the consent by any of them to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or any of its subsidiaries for any substantial part of any of their property, or the making by any of them of any assignment for the benefit of creditors, or the failure of the Company or of any of its subsidiaries generally to pay its debts as such debts become due, or the taking of corporate action by the Company or any of its subsidiaries in furtherance of or which might reasonably be expected to result in any of the foregoing;

          (vii) default, as defined in any instrument evidencing or under which the Company or any of its subsidiaries has outstanding at the time any indebtedness for money borrowed in excess of $20,000,000 in aggregate principal amount, shall occur and as a result thereof the maturity of any such indebtedness shall have been accelerated so that the same shall have become due and payable prior to the date on which the same would otherwise have become due and payable and such acceleration shall not have been rescinded or annulled within 30 days; or

          (viii) final judgment for the payment of money in excess of $20,000,000 shall be rendered against the Company or any of its subsidiaries and the same shall remain undischarged for a period of 60 days during which execution shall not be effectively stayed;

then, subject to the provisions of Section 17 hereof, the holders of at least 25% in aggregate principal amount of the Notes at the time outstanding may, at their option, by a notice in writing to the Company, to the Agent of the lenders specified in the Bank Credit Agreements, if the Bank Credit Agreements are then in effect, and to the Trustee named in the High Yield Debt Agreements, if the High Yield Debt Agreements are then in effect, declare this Note to be, and this Note shall thereupon be and become, immediately due and payable together with interest accrued thereon, without diligence, presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Company to the extent permitted by law. The Company expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the holder thereof may accept security for this Note or release security for this Note, all without in any way affecting the liability of the Company hereunder.

          Without limiting the foregoing, the Company hereby waives any right to trial by jury in any legal proceeding related in any way to this Note and agrees that any such proceeding may, if the holder so elects, be brought and enforced in the Supreme Court of the State of New York for New York County or the United States District Court for the Southern District of New York and the Company hereby waives any objection to jurisdiction or venue in any such proceeding commenced in such court. The Company further agrees that any process required to be served on it for purposes of any such proceeding may be served on it, with the same effect as personal service on it within the State of New York, by registered mail addressed to it at its office or agency set forth in paragraph
(a) of Section 11 for purposes of notices hereunder.

          14. Suits for Enforcement. Subject to the provisions of Section 17 of this Note, in case any one or more of the Events of Default specified in Section 13 of this Note shall happen and be continuing, the holder of this Note may proceed to protect and enforce its rights by suit in equity, action at law and/or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or may proceed to enforce the payment of this Note or to enforce any other legal or equitable right of the holder of this Note.

          In case of any default under this Note, the Company will pay to the holder hereof such amounts as shall be sufficient to cover the costs and expenses of such holder due to said default, including without limitation collection costs and reasonable attorneys' fees, to the extent actually incurred.

          15. Remedies Cumulative. No remedy herein conferred upon the holder of this Note is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

          16. Remedies Not Waived. No course of dealing between the Company and the holder of this Note or any delay on the part of the holder hereof in exercising any rights hereunder shall operate as a waiver of any right of the holder of this Note.

          17. Subordination.

          (a) Anything contained in this Note to the contrary notwithstanding, the indebtedness evidenced by the Notes shall be subordinate and junior, to the extent set forth in the following paragraphs (A), (B), (C), (D) and (E), to all



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



Senior Indebtedness of the Company. "Senior Indebtedness" shall mean the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all reasonable fees, reimbursement and indemnity obligations, and all other obligations arising in connection with, any indebtedness for borrowed money of the Company, contingent or otherwise, now outstanding or created, incurred, issued, assumed or guaranteed in the future, for which, in the case of any particular indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such indebtedness is senior in right of payment to the Notes. Notwithstanding anything to the contrary herein, Senior Indebtedness shall include all "Obligations" (under and as defined in the Bank Credit Agreements) and all "Obligations" (under and as defined in the High Yield Debt Agreements) in respect of the High Yield Notes; notwithstanding the foregoing, Senior Indebtedness shall include only such Obligations until such time as the same are paid in full in cash and all obligations to provide financial accommodations under the Bank Credit Agreements have terminated.

          (A) In the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings, or any receivership proceedings in connection therewith, relative to the Company or its creditors or its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy proceedings, then all Senior Indebtedness shall first be paid in full in cash before any payment, whether on account of principal, interest or otherwise, is made upon the Notes.

          (B) In any of the proceedings referred to in paragraph (A) above, any payment or distribution of any kind or character, whether in cash, property, stock or obligations which may be payable or deliverable in respect of the Notes shall be paid or delivered directly to the holders of Senior Indebtedness for application in payment thereof, unless and until all Senior Indebtedness shall have been paid in full in cash.

          (C) No payment shall be made, directly or indirectly, on account of the Notes upon maturity of any Senior Indebtedness, whether by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal thereof and interest thereon and all other obligations in respect thereof shall first be paid in full in cash and, in the case of maturity of the Senior Indebtedness incurred pursuant to the Bank Credit Agreements, all obligations to provide financial accommodations under the Bank Credit Agreements have terminated.

          (D) Notwithstanding anything to the contrary herein, upon the occurrence of any Event of Default, the holders the Notes shall not declare the Notes to be due and payable in accordance with Section 13 hereof unless
     (i) the Agent shall have declared the indebtedness under the Bank Credit Agreements, and the Trustee or the holders of at least 25% of the outstanding principal amount of the High Yield Notes shall have declared such High Yield Notes, due and payable prior to the date on which they are otherwise due and payable and (ii) such declarations shall not have been rescinded by any such party within 90 days after receipt by such party of written notice from the holders of the Notes of such holders' intention to accelerate the payment of all indebtedness due under the Notes.

          (E) Upon the occurrence of any default or event of default under the Bank Credit Agreements, the High Yield Debt Agreements or any other Senior Indebtedness, no payments of principal (whether at maturity or otherwise) or cash payments of interest shall be made upon or in respect of the Notes until the Company receives written notice from the Agent, the Trustee and/or the holder of such other Senior Indebtedness, as the case may be, that such default or event of default has been cured or duly waived.

          (b) Subject to the payment in full in cash of all Senior Indebtedness as aforesaid, the holders of the Notes shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of any kind or character, whether in cash, property, stock or obligations, which may be payable or deliverable to the holders of Senior Indebtedness, until the principal of, and interest on, the Notes shall be paid in full in cash, and, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the Notes, no such payment or distribution made to the holders of Senior Indebtedness by virtue of this Section 17 which otherwise would have been made to the holder of the Notes shall be deemed a payment by the Company on account of the Senior Indebtedness, it being understood that the provisions of this Section 17 are and are intended solely for the purposes of defining the relative rights of the holders of the Notes, on the one hand, and the holders of the Senior Indebtedness, on the other hand. Subject to the rights, if any, under this Section 17 of holders of Senior Indebtedness to receive cash, property, stock or obligations otherwise payable or deliverable to the holders of the Notes, nothing herein shall either impair, as between the Company and the holder of this Note, the obligation of the Company, which is unconditional and absolute, to pay to the holder hereof the principal hereof and interest hereon in accordance with the terms hereof or prevent (except as otherwise specified herein) the holder of this Note from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder.

          (c) If any payment or distribution of any character or any security, whether in cash, securities or other property, shall be received by any holders of the Notes in contravention of any of the terms hereof or before all the Senior Indebtedness obligations have been paid in full in cash and all obligations to provide financial accommodations under the Bank Credit Agree-ments have terminated, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full in cash. In the event of the failure of any such holder to endorse or assign any such payment, distribution or security, each holder of any Senior Indebtedness is hereby irrevocably authorized to endorse or assign the name of such holder.

          (d) The rights under these subordination provisions of the holders of any Senior Indebtedness as against any holders of the Notes shall remain in full force and effect without regard to, and shall not be impaired or affected by:

          (i) any act or failure to act on the part of the Company; or

          (ii) any extension or indulgence in respect of any payment or prepayment of any Senior Indebtedness or any part thereof or in respect of any other amount payable to any holder of any Senior Indebtedness; or

          (iii) any amendment, modification or waiver of, or addition or supplement to, or deletion from, or compromise, release, consent or other action in respect of, any of the terms of any Senior Indebtedness or any other agreement which may be made relating to any Senior Indebtedness; or

          (iv) any exercise or non-exercise by the holder of any Senior Indebtedness of any right, power, privilege or remedy under or in respect of such Senior Indebtedness or these subordination provisions or any waiver of any such right, power, privilege or remedy or of any default in respect of such Senior Indebtedness or these subordination provisions or any receipt by the holder of any Senior Indebtedness of any security, or any failure by such holder to perfect a security interest in, or any release by such holder of, any security for the payment of such Senior Indebtedness; or

          (v) any merger or consolidation of the Company or any of its subsidiaries into or with any other person, or any sale, lease or transfer of any or all of the assets of the Company or any of its subsidiaries to any other person; or

          (vi) absence of any notice to, or knowledge by, any holder of any claim hereunder of the existence or occurrence of any of the matters or events set forth in the foregoing clauses (i) through (v).

          (e) The holders of the Notes unconditionally waive (i) notice of any of the matters referred to in Section 13; (ii) all notices which may be required, whether by statute, rule of law or otherwise, to preserve intact any rights of any holder of any Senior Indebtedness, including, without limitation, any demand, presentment and protest, proof of notice of nonpayment under any Senior Indebtedness and notice of any failure on the part of the Company to perform and comply with any covenant, agreement, term or condition of any Senior Indebtedness, (iii) any right to the enforcement, assertion or exercise by any holder of any Senior Indebtedness of any right, power, privilege or remedy conferred in such Senior Indebtedness or otherwise, (iv) any requirements of diligence on the part of any holder of any of the Senior Indebtedness, (v) any requirement on the part of any holder of any Senior Indebtedness to mitigate damages resulting from any default under such Senior Indebtedness and (vi) any notice of any sale, transfer or other disposition of any Senior Indebtedness by any holder thereof.

          (f) The obligations of the holder under these subordination provisions shall continue to be effective, or be reinstated, as the case may be, if at any time any payment in respect of any Senior Indebtedness, or any other payment to any holder of any Senior Indebtedness in its capacity as such, is rescinded or must otherwise be restored or returned by the holder of such Senior Indebtedness upon the occurrence of any proceeding referred to in Section 17(a)(A) or upon or as a result of the appoint of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any substantial part of its property or otherwise, all as though such payment had not been made.

          18. Covenants Bind Successors and Assigns. All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

          19. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York.

          20. Headings. The headings of the sections and paragraphs of this Note are inserted for convenience only and do not constitute a part of this Note.

          21. Third Party Beneficiaries. The provisions of Section 17 are intended to be for the benefit of, and shall be enforceable directly by each holder of, the Senior Indebtedness.

          IN WITNESS WHEREOF, Centennial Cellular Corp. has caused this Note to be signed in its corporate name by one of its officers thereunto duly authorized and to be dated as of the day and year first above written.


                                                CENTENNIAL CELLULAR CORP.


                                                By:/s/ Michael Small
                                                --------------------
                                                Name: Michael Small
                                                Title:Chief Executive Officer












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